Exhibit 10.1

Execution Version

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE

IT IS BOTH NOT MATERIAL AND IS TREATED AS PRIVATE OR CONFIDENTIAL.

REGISTRATION RIGHTS AGREEMENT

by and among

SEADRILL LIMITED

and

THE HOLDERS PARTY HERETO

Dated as of April 3, 2023

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

Section 1.1	Definitions	1

ARTICLE II

DEMAND AND SHELF REGISTRATION

Section 2.1	Right to Demand; Demand Notices	6
Section 2.2	Shelf Registration	7
Section 2.3	Deferral or Suspension of Registration	9
Section 2.4	Effective Registration Statement	10
Section 2.5	Selection of Underwriters; Cutback	11
Section 2.6	Lock-up	12
Section 2.7	Participation in Underwritten Offering; Information by Holder	13
Section 2.8	Registration Expenses	13

ARTICLE III

PIGGYBACK REGISTRATION

Section 3.1	Notices	14
Section 3.2	Underwriter’s Cutback	15
Section 3.3	Company Control	16
Section 3.4	Selection of Underwriters	17
Section 3.5	Withdrawal of Registration	17

ARTICLE IV

REGISTRATION PROCEDURES

Section 4.1	Registration Procedures	17
Section 4.2	Holder Undertakings	21

ARTICLE V

INDEMNIFICATION

Section 5.1	Indemnification by the Company	23
Section 5.2	Indemnification by Selling Investors	24
Section 5.3	Conduct of Indemnification Proceedings	24
Section 5.4	Other Indemnification	25
Section 5.5	Contribution	25

i

ii

THIS REGISTRATION RIGHTS AGREEMENT, dated as of April 3, 2023 (this “Agreement”), is entered into by and among Seadrill Limited, an exempted company limited by shares existing under the laws of Bermuda (the “Company”), and each of the Holders (as defined below) that are parties hereto from time to time.

W I T N E S S E T H:

WHEREAS, on the date hereof, the Company has consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 22, 2022 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, Seadrill Merger Sub, LLC, a Marshall Islands limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and Aquadrill LLC, a Marshall Islands limited liability company (“Aquadrill”), pursuant to which Merger Sub merged with and into Aquadrill, with Aquadrill continuing as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, in connection with the Merger, the Holders received Common Shares (as defined below); and

WHEREAS, the Company and the Holders have agreed to enter into this Agreement pursuant to which the Company shall grant the Holders registration rights under the Securities Act (as defined below) with respect to the Registrable Securities (as defined below) in furtherance of the foregoing.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

AGREEMENT

Article I

DEFINITIONS

Section 1.1    Definitions. As used herein, the following terms shall have the following respective meanings:

“Adoption Agreement” shall mean an Adoption Agreement in the form attached hereto as Exhibit A.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agreed Disclosure Process” shall have the meaning ascribed to it in Section 4.2(e).

“Aquadrill” shall have the meaning ascribed to it in the Recitals.

“Assignee” shall have the meaning set forth in Section 7.5.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 (or any successor rule then in effect) promulgated under the Securities Act.

“beneficially owned”, “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 and 13d-5 (or any successor rule then in effect) under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event.

“Board of Directors” shall mean the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in London, England, Oslo, Norway, New York, New York, Bermuda or the Republic of the Marshall Islands are authorized or required by law or executive order to be closed for general banking business.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Shares” means validly issued, fully paid and non-assessable common shares, par value $0.01, of the Company.

“Control,” and its correlative meanings, “Controlling,” and “Controlled,” shall mean the possession, direct or indirect (including through one or more intermediaries), of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Demand Holder” shall mean, with respect to any Demand Holder Group, a Holder that is a member of such Demand Holder Group.

“Demand Holder Group” shall mean Holders holding, together with their Affiliates and Related Funds, at least 20% of the issued and outstanding Common Shares that together issue a Demand Notice pursuant to Section 2.1(b).

“Demand Holder Majority” shall mean, with respect to any Demand Holder Group, Holders that are members of such Demand Holder Group holding a majority of the Registrable Securities to be included pursuant to a Demand Notice issued by such Demand Holder Group.

“Demand Notice” shall have the meaning ascribed to it in Section 2.1(b).

“Demand Registration” shall mean a registration of Common Shares pursuant to Section 2.1.

“Demand Right” shall have the meaning ascribed to it in Section 2.1(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority or any successor regulatory authority.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holders” shall mean the holders (including holders through affiliated funds) of Registrable Securities who are parties hereto (including, for the avoidance of doubt, Transferees of such Holders that acquire Registrable Securities in accordance with Section 7.5 and execute an Adoption Agreement in accordance with Section 7.5).

“Information” shall have the meaning ascribed to it in Section 4.1(i).

“Initial Notice” shall have the meaning ascribed to it in Section 3.1.

“Inspectors” shall have the meaning ascribed to it in Section 4.1(i).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

“Lock-up Period” shall have the meaning ascribed to it in Section 2.6(a).

“MAR” shall have the meaning ascribed to it in Section 4.2(e).

“Marketed Underwritten Shelf Take-Down” shall have the meaning ascribed to it in Section 2.2(c)(i).

“Merger” shall have the meaning ascribed to it in the Recitals.

“Merger Agreement” shall have the meaning ascribed to it in the Recitals.

“Merger Sub” shall have the meaning ascribed to it in the Recitals.

“Necessary Disclosure” shall have the meaning ascribed to it in Section 4.2(e).

“Non-Marketed Shelf Take-Down” shall have the meaning ascribed to it in Section 2.2(d).

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including any federal, state, local or foreign governmental or regulatory agency, commission, court, body, entity or authority.

“Piggyback Notice” shall have the meaning ascribed to it in Section 3.1(a).

“Piggyback Registration” shall mean any registration pursuant to Section 3.1(a).

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the securities covered by such Registration Statement and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments and, in each case, all material incorporated by reference in such prospectus.

“Records” shall have the meaning ascribed to it in Section 4.1(i).

“Registrable Securities” shall mean, with respect to any Holder, at any time, the Common Shares held or beneficially owned by such Holder and issued pursuant to the Merger Agreement; provided, however, that as to any Registrable Securities, such securities shall cease to be Registrable Securities (i) upon the sale thereof pursuant to an effective registration statement, (ii) upon the sale thereof pursuant to Rule 144 or Rule 145 under the Securities Act, (iii) when such securities cease to be issued and outstanding or (iv) if such securities shall have been otherwise transferred to a Person (other than a Related Fund of a Holder, an Affiliate of such Holder, another Holder or an Affiliate of such other Holder) and new certificates or book-entries for them not bearing a legend restricting transfer shall have been delivered by the Company and such securities may be publicly resold without registration under the Securities Act.

“Registration Statement” shall mean any Registration Statement of the Company which covers the Registrable Securities, including any preliminary Prospectus and the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits thereto and all material incorporated by reference in such Registration Statement.

“Related Fund” shall mean any investment manager or advisor that controls, manages, advises or subadvises a Holder.

“Rule 144” shall mean Rule 144 under the Securities Act (or successor rule).

“Rule 144A” shall mean Rule 144A under the Securities Act (or successor rule).

“Seasoned Issuer” means an issuer eligible to use a registration statement on Form F-3 or S-3 under the Securities Act and who is not an “ineligible issuer” as defined in Rule 405.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Investors” shall mean the Holders selling Registrable Securities pursuant to a Registration Statement under this Agreement.

“Selling Investors’ Counsel” shall have the meaning set forth in Section 4.1(b).

“Shelf Holder” shall have the meaning ascribed to it in Section 2.2(b).

“Shelf Registration” shall have the meaning ascribed to it in Section 2.2(a).

“Shelf Registration Statement” shall have the meaning ascribed to it in Section 2.2(a).

“Shelf Take-Down” shall have the meaning ascribed to it in Section 2.2(b).

“Shelf Take-Down Notice” shall have the meaning ascribed to it in Section 2.2(c)(iii).

“Subsidiary” means, with respect to any party, any corporation, partnership, limited liability company, association, trust or other form of legal entity of which (a) more than fifty percent of the outstanding voting securities are on the date of this Agreement directly or indirectly owned by such party, or (b) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership).

“Transfer” shall mean any direct or indirect sale, assignment, transfer, conveyance, gift, bequest by will or under intestacy laws, pledge, hypothecation or other encumbrance, or any other disposition, of the stated security (or any interest therein or right thereto, including the issuance of any total return swap or other derivative whose economic value is primarily based upon the value of the stated security) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the stated security (or any interest therein) whatsoever, or any other transfer of beneficial ownership of the stated security, with or without consideration and whether voluntarily or involuntarily (including by operation of law).

“Transferee” shall mean a Person acquiring Common Shares pursuant to a Transfer.

“Underwritten Offering” shall mean a sale, on the Company’s or any Holder’s behalf, of Common Shares by the Company or a Holder to an underwriter for reoffering to the public.

“Underwritten Shelf Take-Down” shall have the meaning ascribed to it in Section 2.2(c).

“Underwritten Shelf Take-Down Notice” shall have the meaning ascribed to it in Section 2.2(c).

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act (or any successor rule then in effect) and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

Article II

DEMAND AND SHELF REGISTRATION

Section 2.1    Right to Demand; Demand Notices.

(a)    Holders’ Demand for Registration. If the Company (i) is in violation of its obligation to file a Shelf Registration Statement pursuant to Section 2.2(a) or (ii) following the effectiveness of the Shelf Registration Statement contemplated by Section 2.2(a), thereafter ceases to have an effective Shelf Registration Statement except as otherwise permitted under this Agreement, subject to the provisions of this Article II, at any time and from time to time, a Demand Holder Group shall have the right to request in writing that the Company register the sale on Form F-1 or S-1 (or any successor form thereto) or on Form F-3 or S-3 (or any successor form thereto) under the Securities Act of all or part of the Registrable Securities beneficially owned by such Demand Holder Group (and/or its Affiliates) (a “Demand Right”).

(b)    Demand Notices. All requests made pursuant to this Section 2.1 shall be made by providing written notice to the Company (each such written notice, a “Demand Notice”), which notice shall (i) specify the aggregate number and class or classes of Registrable Securities proposed to be registered by the Demand Holder Group (and/or its Affiliates) providing such Demand Notice and (ii) state the intended methods of disposition in the offering (including whether or not such offering shall be an Underwritten Offering). The Company shall effect any requested Demand Registration using a Registration on Form F-3 or S-3 whenever the Company is a Seasoned Issuer or a Well-Known Seasoned Issuer and shall use an Automatic Shelf Registration Statement if it is a Well-Known Seasoned Issuer. For the avoidance of doubt, the Company represents that it is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(c)    Demand Filing. Subject to Section 2.3, promptly (but in any event within five (5) Business Days) after receipt of any Demand Notice, the Company shall give written notice of the Demand Notice to all other Holders of Registrable Securities and otherwise comply with Section 3.1. Subject to Section 2.3, the Company shall use reasonable best efforts to file (or confidentially submit) the Registration Statement in respect of a Demand Notice as soon as practicable and, in any event, within 30 days after receiving a Demand Notice and shall use reasonable best efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing (or confidential submission) and, in any event, within ten (10) days of resolving all Commission comments or receiving notice that such Registration Statement will not be reviewed.

(d)    Demand Withdrawal. A Demand Holder may withdraw all or any portion of its Registrable Securities from a Demand Registration by providing written notice to the Company at any time prior to the execution of an underwriting agreement. The withdrawal of a Demand Holder shall not cause a Demand Holder Group to cease to hold the required number of Registrable Securities for purposes of this Section 2.1.

Section 2.2    Shelf Registration.

(a)    Filing. As promptly as practicable after the date hereof, but in any event prior to May 15, 2023, the Company will, pursuant to the requirements of this Section 2.2(a), file (or confidentially submit) on Form F-1 or S-1 (the “Form F-1 Shelf”) or, if available, on Form F-3 or S-3 (a “Form F-3 Shelf” and, together with the Form F-1 Shelf and any Automatic Shelf Registration Statement, if available, a “Shelf Registration Statement”) a Shelf Registration Statement to register under the Securities Act all of the Registrable Securities owned by the Holders at such time in accordance with Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”). The Company shall use its reasonable best efforts to cause to be declared effective the Shelf Registration Statement as promptly as practicable after the filing (or confidential submission) thereof and, in any event, within ten (10) days of resolving all Commission comments or receiving notice that the Shelf Registration Statement will not be reviewed. The Shelf Registration Statement shall include a Plan of Distribution disclosure in customary form for similar resale registration statements as requested and/or approved by the Holders requesting such Shelf Registration Statement.

(b)    Shelf Take-Downs. Any Holder whose Registrable Securities are included in an effective Shelf Registration Statement (a “Shelf Holder”) may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 2.2 shall apply. Notwithstanding the foregoing:

(i)    any such Shelf Holder may initiate an unlimited number of Non-Marketed Shelf Take-Downs pursuant to Section 2.2(d) below; and

(ii)    any such Shelf Holder may initiate (together with other co-initiating Shelf Holders) no more than four Underwritten Offerings (including any block trade) pursuant to Section 2.2(c) below during any 12-month period (and no more than one such Underwritten Offering in any 90-day period); provided, that, in each case, the Registrable Securities proposed to be sold by the initiating Shelf Holder (or, if applicable, together with other co-initiating Shelf Holders) shall be required to have a reasonably anticipated aggregate offering price of at least $20.0 million (before deduction of underwriting discounts and commissions).

(c)    Underwritten Shelf Take-Downs.

(i)    Subject to Section 2.2(b), if a Shelf Holder so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down”) and, if necessary, the Company shall use its reasonable best efforts to file and effect an amendment or supplement to its Shelf Registration Statement or a new Shelf Registration Statement for such purpose as soon as practicable and, in any event, within 30 days of such request. Such initiating Shelf Holder shall indicate in such Underwritten Shelf Take-Down Notice the number of Registrable Securities of such Shelf Holder to be included in such Underwritten Shelf Take-Down and whether it intends for such Underwritten Shelf Take-Down to involve a customary “roadshow” (including an “electronic roadshow”) or other marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”).

(ii)    Promptly upon delivery of an Underwritten Shelf Take-Down Notice with respect to a Marketed Underwritten Shelf Take-Down (but in no event more than ten (10) days prior to the expected date of such Marketed Underwritten Shelf Take-Down), the Company shall promptly deliver a written notice of such Marketed Underwritten Shelf Take-Down to all Shelf Holders and, in each case, subject to Section 2.5(b) and Section 2.7, the Company shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Shelf Holders for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down, at least three (3) Business Days prior to the expected date of such Marketed Underwritten Shelf Take-Down.

(iii)    Subject to Section 2.2(b), if a Shelf Holder desires to effect an Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down, the Shelf Holder initiating such Shelf Take-Down shall provide written notice (a “Shelf Take-Down Notice”) of such Shelf Take-Down to the other Shelf Holders as far in advance of the completion of such Shelf Take-Down as shall be reasonably practicable in light of the circumstances applicable to such Shelf Take-Down, which Shelf Take-Down Notice shall set forth (A) the total number of Registrable Securities expected to be offered and sold in such Shelf Take-Down, (B) the expected plan of distribution of such Shelf Take-Down and (C) an invitation to the other Shelf Holders to elect to include in the Shelf Take-Down the Registrable Securities held by such other Shelf Holders (but subject to Section 2.5(b) and Section 2.7) and (D) the action or actions required (including the timing thereof) in connection with such Shelf Take-Down with respect to the other Shelf Holders if any such Shelf Holder elects to exercise such right.

(iv)    Upon delivery of a Shelf Take-Down Notice, the other Shelf Holders may elect to sell Registrable Securities in such Shelf Take-Down, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as agreed to by the initiating Shelf Holder (and, if applicable, co-initiating Shelf Holders), by sending an irrevocable written notice to the initiating Shelf Holder, indicating its election to participate in the Shelf Take-Down and the total number of its Registrable Securities to include in the Shelf Take-Down (but, in all cases, subject to Section 2.5(b) and Section 2.7).

(v)    Notwithstanding the delivery of any Underwritten Shelf Take-Down Notice, all determinations as to whether to complete any Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Underwritten Shelf Take-Down shall be at the discretion of the Shelf Holder (or, if there are co-initiating Shelf Holders, the Holders of a majority of the Registrable Securities under such Underwritten Shelf Take-Down Notice) initiating the Underwritten Shelf Take-Down.

(d)    Non-Marketed Shelf Take-Downs. If a Shelf Holder desires to effect a Shelf Take-Down that does not constitute an Underwritten Shelf Take-Down (a “Non-Marketed Shelf

Take-Down”) and if such Non-Marketed Shelf Take-Down requires reasonable actions to be taken by the Company, such Shelf Holder shall so indicate in a written request delivered to the Company no later than three (3) Business Days prior to the expected date of such Non-Marketed Shelf Take-Down (or such shorter period as the Company may agree), which request shall include (i) the aggregate number and class or classes of Registrable Securities expected to be offered and sold in such Non-Marketed Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Shelf Take-Down, and, if necessary, the Company shall use its commercially reasonable efforts to file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as practicable to the extent permitted by the rules and regulations promulgated by the Commission. For the avoidance of doubt, no such notice shall be required if no actions are required to be taken by the Company other than in respect of a customary legal opinion permitting resale of transfer restricted securities, and the Company shall use its reasonable best efforts to ensure that upon the sale of Common Shares pursuant to an effective Shelf Registration Statement a customary legal opinion is promptly issued to the Company’s transfer agent permitting the removal of legends from such Common Shares subject to the delivery of customary representation letters of selling Holders and/or brokers to the Company, the continuing effectiveness of the Shelf Registration Statement and satisfaction of customary procedures necessary to allow such transfer agent to remove such legends in connection with a sale pursuant to the Shelf Registration Statement.

(e)    Continued Effectiveness. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement filed pursuant to Section 2.2(a) hereof continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by a Shelf Holder until the earlier of (i) the date as of which all Registrable Securities registered by such Shelf Registration Statement have been sold and (ii) such shorter period, but not less than two years after the Shelf Registration Statement shall have become effective, as Shelf Holders holding a majority of the Registrable Securities may reasonably determine.

Section 2.3    Deferral or Suspension of Registration. If (a) the Company receives a Demand Notice, a request to file (or confidentially submit) a Shelf Registration Statement, or a written request from a Shelf Holder for a Shelf Take-Down and the Board of Directors, in its good faith judgment after consultation with outside legal counsel of the Company, determines that it would be materially adverse to the Company for such Registration Statement to be filed (or confidentially submitted) or declared effective on or before the date such filing or effectiveness would otherwise be required hereunder, or for such Registration Statement or Prospectus included therein to be used to sell Common Shares or for such Shelf Take-Down to be effected, because such action would: (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company; (ii) based on the advice of the Company’s outside counsel, require disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential, provided, that, the exception in clause (ii) shall continue to apply only during the time in which such business purpose is continuing and such material non-public information has not been disclosed and remains material; or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act, or (b) the Company is subject to a Commission stop order suspending the effectiveness of any Registration Statement or the initiation of proceedings with respect to such Registration Statement under Section 8(d) or 8(e) of the Securities Act, then the Company shall have the right to defer such filing (but not the preparation), initial effectiveness or continued use of a Registration Statement and the Prospectus included therein for a period of not more than 45 days (or such longer period as the Demand Holder Majority or Shelf Holders holding a majority of the Registrable Securities, as applicable, may determine). If the Company shall so postpone the filing or initial effectiveness of a Registration Statement with respect to a Demand Notice and if the Demand Holder Majority within 30 days after receipt of the notice of postponement advises the Company in writing that it has determined to withdraw such Demand Notice, then such Demand Registration shall be deemed to be withdrawn. Unless consented to in writing by the Holders, the Company shall not use the deferral or suspension rights provided under this Section 2.3 more than twice in any 12-month period or for more than 90 calendar days in the aggregate, in each case, in any 12-month period. In the event of any deferral or suspension pursuant to this Section 2.3, the Company shall (i) use its reasonable best efforts to keep the Demand Holder Group or Shelf Holders, as applicable, apprised of the estimated length of the anticipated delay; and (ii) notify the Demand Holder Group or Shelf Holders, as applicable, promptly upon termination of the deferral or suspension. After the expiration of the deferral or suspension period and without any further request from the Demand Holder Majority or Shelf Holders, as applicable, to the extent such Demand Holder Majority has not withdrawn the Demand Notice, if applicable, the Company shall as promptly as reasonably practicable prepare and file (or confidentially submit) a Registration Statement or post-effective amendment or supplement to the applicable Registration Statement or document, or file any other required document, as applicable, and cause any such amendment to be declared effective so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include a material misstatement or omission and will be effective and useable for the sale of Registrable Securities. For the avoidance of doubt, this Section 2.3 shall not apply to the Company obligations under Section 2.2(a).

Section 2.4    Effective Registration Statement. A registration requested pursuant to this Article II shall not be deemed to have been effected:

(a)    unless a registration statement with respect thereto has been declared effective by the Commission and remains effective in compliance with the provisions of the Securities Act and the laws of any U.S. state or other jurisdiction applicable to the disposition of Registrable Securities covered by such registration statement for (x) not less than 180 days (or such shorter period as will terminate when all of such Registrable Securities shall have been disposed of in accordance with such registration statement) or, if such registration statement relates to an underwritten offering, such longer period as, upon the advice of external counsel for the Company, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (y) in respect of a Shelf Registration Statement filed pursuant to Section 2.2(a) hereof, for such period as is provided in Section 2.2(e) hereof;

(b)    if, after it becomes effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental authority or court for any reason other than a violation of applicable law solely by any Selling Investor and has not thereafter become effective; or

(c)    if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement applicable to the Company are not satisfied or waived other than by reason of any breach or failure by any Selling Investor.

Section 2.5    Selection of Underwriters; Cutback.

(a)    Selection of Underwriters. If a Demand Holder Group intends to offer and sell the Registrable Securities covered by its request under this Article II by means of an Underwritten Offering, such Demand Holder Group shall, in reasonable consultation with other participating Holders, and in the final determination of the Holders of a majority of the Registrable Securities under such Underwritten Offering, select the managing underwriter or underwriters to administer such offering, which managing underwriter or underwriters shall be investment banking firms of nationally recognized standing and shall be reasonably acceptable to the Company, such acceptance not to be unreasonably withheld, conditioned or delayed. If a Shelf Holder intends to offer and sell the Registrable Securities covered by its request under this Article II by means of an Underwritten Shelf Take-Down, the participating Shelf Holders shall mutually select, in the final determination of the Holders of a majority of the Registrable Securities under such Underwritten Offering, the managing underwriter or underwriters to administer such offering, which managing underwriter or underwriters shall be investment banking firms of nationally recognized standing and shall be reasonably acceptable to the Company, such acceptance not to be unreasonably withheld, conditioned or delayed.

(b)    Underwriter’s Cutback. Notwithstanding any other provision of this Article II or Section 3.1, if the managing underwriter or underwriters of an Underwritten Offering in connection with a Demand Registration or a Shelf Registration advise the Company in their good faith opinion that the inclusion of all such Registrable Securities proposed to be included in the Registration Statement or such Underwritten Offering would be reasonably likely to interfere with the successful marketing, including, but not limited to, the pricing, timing or distribution, of the Registrable Securities to be offered thereby or in such Underwritten Offering, and no Holder has delivered a Piggyback Notice with respect to such Underwritten Offering, then the number of Common Shares proposed to be included in such Registration Statement or Underwritten Offering shall be allocated among the Company, the Selling Investors and all other Persons selling Common Shares in such Underwritten Offering in the following order:

(i)    first, the Registrable Securities of the class or classes proposed to be registered held by the Holder or Holders that initiated (or co-initiated) such Demand Registration, Shelf Registration or Underwritten Offering and the Registrable Securities of the same class or classes (or convertible at the Holder’s option into such class or classes) held by other Holders requested to be included in such Demand Registration, Shelf Registration or Underwritten Offering (pro rata among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be included in such registration by each such Holder at the time of such Demand Registration, Shelf Registration or Underwritten Offering);

(ii)    second, all other securities of the same class or classes (or convertible at the holder’s option into such class or classes) requested to be included in such Demand Registration, Shelf Registration or Underwritten Offering other than securities to be sold by the Company; and

(iii)    third, the securities of the same class or classes to be sold by the Company.

No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration or offering. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of any other Persons) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited.

Section 2.6    Lock-up.

(a)    If requested by the managing underwriters in connection with any Underwritten Offering, each Holder (i) who beneficially owns 10% or more of the issued and outstanding Common Shares at the time of such Underwritten Offering or (ii) who is a natural person and serving as a director or executive officer of the Company shall agree to be bound by customary lock-up agreements providing that such Holder shall not, directly or indirectly, effect any Transfer (including sales pursuant to Rule 144) of any such Common Shares without prior written consent from the underwriters managing such Underwritten Offering during a period beginning on the date of launch of such Underwritten Offering and ending up to 90 days from and including the date of pricing or such shorter period as reasonably requested by the underwriters managing such Underwritten Offering (the “Lock-Up Period”); provided, that, (A) the foregoing shall not apply to any Common Shares that are offered for sale as part of such Underwritten Offering, (B) such Lock-Up Period shall be no longer than and on substantially the same terms as the lock-up period applicable to the Company and the executive officers and directors of the Company, (C) such Lock-Up Period shall not commence unless the Company notifies the Holders in writing prior to the commencement of the Lock-Up Period and (D) such Lock-Up Period shall include customary carve-outs including, but not limited to, those specified in Section 2.6(b), below. Each such Holder agrees to execute a customary lock-up agreement in favor of the underwriters to such effect.

(b)    Nothing in Section 2.6(a) shall prevent: (i) any Holder that is a partnership, company, limited liability company or corporation from (A) making a distribution of Common Shares to the partners, members or shareholders thereof or (B) Transferring Common Shares to a Related Fund or an Affiliate of such Holder; (ii) any Holder who is an individual from Transferring Common Shares to (A) an individual by will or the laws of descent or distribution or by gift without consideration of any kind or (B) a trust or estate planning-related entity for the sole benefit of such Holder or a lineal descendant or antecedent or spouse; (iii) any Holder from (A) pledging, hypothecating or otherwise granting a security interest in Common Shares or securities convertible into or exchangeable for Common Shares to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Common Shares or such securities or (B) Transferring Common Shares pursuant to a final non-appealable order of a court or regulatory agency or (iv) any Holder from Transferring Common Shares in a manner that was permitted under, but subject to the conditions described in, the lock-ups entered into in connection with the Company’s initial public offering; provided, that, in the case of clauses (i), (ii), (iii) and (iv), such Transfer is otherwise in compliance with applicable securities laws; provided, further, that, in the case of subclause (B) of clause (i), clause (ii) and, if applicable, clause (iv), each such Transferee agrees in writing to become subject to the terms of this Agreement by executing an Adoption Agreement and agrees to be bound by the applicable underwriter lock-up.

Section 2.7    Participation in Underwritten Offering; Information by Holder. No Holder may participate in an Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Common Shares on the basis provided in any underwriting arrangements, and in accordance with the terms and provisions of this Agreement, including any lock-up arrangements contemplated by Section 2.6, and (b) completes and executes all questionnaires, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. In addition, the Holders shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holders, as applicable, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article II. Nothing in this Section 2.7 shall be construed to create any additional rights regarding the registration of Common Shares in any Person otherwise than as set forth herein or require any Holder to make any representations, warranties or agreements in respect of or relating to the Company. The Company will use its reasonable best efforts to ensure that underwriting arrangements shall be in customary form, no underwriter shall require any Holder to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution, any representation required to be made by such Holder by law and any other representations, warranties and agreements customarily made by selling securityholders registering securities in similar circumstances to the extent the same do not relate to the Company and if, despite the Company’s reasonable best efforts, an underwriter requires any Holder of to make additional representations or warranties to or agreements with such underwriter, such Holder may elect not to participate in such Underwritten Offering and shall not be bound by Section 2.6(b) hereof.

Section 2.8    Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA), (ii) all fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters or Selling Investors in connection with blue sky qualifications of the Common Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or the Demand Holders Majority may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Common Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company and its Subsidiaries (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (v) all fees and expenses incurred in connection with the listing of the Common Shares on any securities exchange and all rating agency fees, (vi) all reasonable fees and documented out-of-pocket disbursements of a single Selling Investors’ Counsel selected by the Demand Holder Majority or, if no Demand Holders’ Registrable Securities are included in a Piggyback Registration or Shelf Registration, a single legal counsel chosen by the Holders of a majority of the Registrable Securities included in such Piggyback Registration or Shelf Registration, as applicable, (vii) all fees and documented out-of-pocket disbursements of underwriters customarily paid by the issuer or sellers of securities, including expenses of any special experts retained in connection with the requested registration (excluding underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Common Shares under the securities or blue sky laws of any state)), (viii) Securities Act liability insurance or similar insurance if the Company or the underwriters so require in accordance with then-customary underwriting practice, and (ix) fees and expenses of other Persons retained by the Company, and any other reasonable expenses customarily paid by the issuers of securities, will be borne by the Company, regardless of whether the Registration Statement becomes effective (or such offering is completed) and whether or not all or any portion of the Registrable Securities originally requested to be included in such registration are ultimately included in such registration; provided, however, that (x) any underwriting discounts, commissions or fees in connection with the sale of the Registrable Securities will be borne by the Holders pro rata on the basis of the number of Common Shares so registered and sold, (y) transfer taxes with respect to the sale of Registrable Securities will be borne by the Holder of such Registrable Securities and (z) the fees and expenses of any accountants or other persons retained or employed by any Holder will be borne by such Holder.

Article III

PIGGYBACK REGISTRATION

Section 3.1    Notices.

(a)    If the Company at any time proposes for any reason to register the sale of a class or classes of Common Shares or other equity securities of the Company under the Securities Act (other than a registration on Form F-4 or Form S-8, or any successor of either such form, or a registration relating solely to the offer and sale to the Company’s directors or employees pursuant to any employee share plan or other employee benefit plan or arrangement) whether or not Common Shares or other equity securities of the Company are to be sold by the Company or otherwise, and whether or not in connection with any Demand Registration pursuant to Section 2.1, any Shelf Registration pursuant to Section 2.2 or any other agreement (such registration, a “Piggyback Registration”), the Company shall give to each Holder holding Registrable Securities of the same class or classes proposed to be registered (or convertible at the Holder’s option into such class or classes) eligible to participate in such Piggyback Registration written notice of its intention to so register the Common Shares or other equity securities of the Company (i) in the case of a “bought deal,” “registered direct offering” or “overnight transaction” (a “Bought Deal”), at least two (2) Business Days, or (ii) otherwise at least five (5) Business Days (or such shorter period as reasonably practical) prior to the expected date of filing of such Registration Statement or amendment thereto in which the Company first intends to identify the selling shareholders and the number of Registrable Securities to be sold (each such notice, an “Initial Notice”). The Company shall, subject to the provisions of Section 3.2 and Section 3.3 below, include in such Piggyback Registration on the same terms and conditions as the securities otherwise being sold, all Registrable Securities of the same class or classes as the Common Shares or other equity securities of the Company proposed to be registered (or convertible at the Holder’s option into such class or classes) with respect to which the Company has received written requests from Holders for inclusion therein within the time period specified by the Company in the applicable Initial Notice, which time period shall be (x) in the case of a Bought Deal, not less than two (2) Business Days, or (y) otherwise, not less than five (5) Business Days after sending the applicable Initial Notice (each such written request, a “Piggyback Notice”), which Piggyback Notice shall specify the number of Common Shares proposed to be included in the Piggyback Registration.

(b)    If a Holder does not deliver a Piggyback Notice within the period specified in Section 3.1(a), such Holder shall be deemed to have irrevocably waived any and all rights under this Article III with respect to such registration (but not with respect to future registrations in accordance with this Article III). For the avoidance of doubt, no Piggyback Registration shall count towards the number of Underwritten Shelf Take-Downs that a Shelf Holder is entitled to make pursuant to Section 2.2 hereof.

(c)    No registration effected under this Section 3.1 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1 or Section 2.2 hereof, and no registration effected pursuant to this Section 3.1 shall be deemed to have been effected pursuant to Section 2.1 or Section 2.2 hereof. The Initial Notice, the Piggyback Notice and the contents thereof shall be kept confidential until the public filing of the Registration Statement, except that a Holder may disclose the Initial Notice, the Piggyback Notice and/or the contents thereof in the same circumstances in which is permitted to disclose MNPI under Section 4.2(e).

Section 3.2    Underwriter’s Cutback. If the managing underwriter of an Underwritten Offering (including an offering pursuant to Section 2.1 or Section 2.2) that includes a Piggyback Registration advises the Company that it is the managing underwriter’s good faith opinion that the inclusion of all such Registrable Securities proposed to be included in the Registration Statement for such Underwritten Offering would be reasonably likely to interfere with the successful marketing, including, but not limited to, the pricing, timing or distribution, of the Registrable Securities to be offered thereby, then the number of Common Shares proposed to be included in such Underwritten Offering shall be allocated among the Company, the Selling Investors and all other Persons selling Common Shares in such Underwritten Offering in the following order:

(a)    If the Piggyback Registration referred to in Section 3.1 is initiated as an underwritten primary registration on behalf of the Company, then, with respect to each class proposed to be registered:

(i)    first, the Common Shares or other equity securities held by the Company of the class or classes proposed to be registered that the Company proposes to sell, as applicable;

(ii)    second, all Registrable Securities of the same class or classes (or convertible at the Holder’s option into such class or classes) held by Holders requested to be included in such Piggyback Registration (pro rata among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be included in such registration by each such Holder at the time of such Piggyback Registration); and

(iii)    third, all other securities of the same class or classes (or convertible at the Holder’s option into such class or classes) requested to be included in such Piggyback Registration.

(b)    if the Piggyback Registration referred to in Section 3.1 is an underwritten secondary registration on behalf of any Holder, then, with respect to each class proposed to be registered:

(i)    first, the Registrable Securities of the class or classes proposed to be registered held by such Holder and the Registrable Securities of the same class or classes (or convertible at the Holder’s option into such class or classes) held by other Holders requested to be included in such Piggyback Registration (pro rata among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be included in such registration by each such Holder at the time of such Piggyback Registration);

(ii)    second, all other securities of the same class or classes (or convertible at the holder’s option into such class or classes) requested to be included in such Piggyback Registration other than Common Shares to be sold by the Company; and

(iii)    third, the Common Shares or other equity securities of the Company of the same class or classes to be sold by the Company.

(c)    if the Piggyback Registration referred to in Section 3.1 is an underwritten secondary registration on behalf of any holder of Common Shares other than a Holder, then, with respect to each class proposed to be registered:

(i)    first, the Registrable Securities of the class or classes proposed to be registered held by such holder;

(ii)    second, the Registrable Securities of the same class or classes (or convertible at the Holder’s option into such class or classes) held by Holders requested to be included in such Piggyback Registration (pro rata among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be included in such registration by each such Holder at the time of such Piggyback Registration);

(iii)    third, all other securities of the same class or classes (or convertible at the holder’s option into such class or classes) requested to be included in such Piggyback Registration other than Common Shares to be sold by the Company; and

(iv)    fourth, the Common Shares or other equity securities of the Company of the same class or classes to be sold by the Company.

Section 3.3    Company Control. Except for a Registration Statement being filed in connection with the exercise of a Demand Right or a Shelf Registration, the Company may decline to file a Registration Statement after an Initial Notice has been given or after receipt by the Company of a Piggyback Notice, and the Company may withdraw a Registration Statement after filing and after such Initial Notice or Piggyback Notice, but prior to the effectiveness of the Registration Statement, provided, that, (i) the Company shall promptly notify the Selling Investors in writing of any such action and (ii) nothing in this Section 3.3 shall prejudice the right of any Demand Holder Group to immediately request that such registration be effected as a registration under Section 2.1 or Section 2.2 to the extent permitted thereunder.

Section 3.4    Selection of Underwriters. If the Company intends to offer and sell Common Shares or other equity securities of the Company by means of an Underwritten Offering (other than an offering pursuant to Section 2.1 or Section 2.2), the Company shall select the managing underwriter or underwriters to administer such Underwritten Offering, which managing underwriter or underwriters shall be investment banking firms of nationally recognized standing.

Section 3.5    Withdrawal of Registration. Any Holder shall have the right to withdraw all or a part of its Piggyback Notice by giving written notice to the Company of such withdrawal at any time prior to the execution of an underwriting agreement.

Article IV

REGISTRATION PROCEDURES

Section 4.1    Registration Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its reasonable best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

(a)    in the case of Registrable Securities, use its reasonable best efforts to cause a Registration Statement that registers such Registrable Securities to become and remain effective for a period of 180 days or, if earlier, until all of such Registrable Securities covered thereby have been disposed of; provided, that, in the case of any registration of Registrable Securities on a Shelf Registration Statement which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary or requested by the Demand Holder Group or contemplated by Section 2.2(e), to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of such Registrable Securities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of when (i) the Holders have sold all of such Registrable Securities, (ii) all of such Registrable Securities have become eligible for immediate sale pursuant to Rule 144 under the Securities Act by the Holder thereof without restriction by the manner of sale, volume and other limitations under such rule or (iii) the Company is no longer required to keep the registration statement continuously effective pursuant to Section 2.2(e) of this Agreement;

(b)    furnish to each Selling Investor, at least ten (10) Business Days before filing a Registration Statement, or such shorter period as reasonably practical, copies of such Registration Statement or any amendments or supplements thereto, which documents shall be subject to the review, comment and approval by one lead counsel (and any reasonably necessary local counsel) selected by the Holders who beneficially own a majority of such Registrable Securities included on such Registration Statement, and who shall represent all Selling Investors as a group (the “Selling Investors’ Counsel”) (it being understood that such ten (10) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Selling Investors’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(c)    furnish to each Selling Investor and each underwriter, if any, such number of copies of final conformed versions of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference) reasonably requested by such Selling Investor or underwriter in writing;

(d)    in the case of Registrable Securities, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the applicable Prospectus or Prospectus supplement, including any Free Writing Prospectus as defined in Rule 405 under the Securities Act, used in connection therewith as may be (i) reasonably requested by any Holder (to the extent such request relates to information relating to such Holder), or (ii) necessary to keep such Registration Statement effective for at least the period specified in Section 4.1(a) or elsewhere in this Agreement and to comply with the provisions of this Agreement and the Securities Act with respect to the sale or other disposition of such Registrable Securities, and furnish to each Selling Investor and to the managing underwriter(s), if any, within a reasonable period of time prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or Prospectus; provided, however, that, with respect to each Free Writing Prospectus or other materials to be delivered to purchasers at the time of sale of the Registrable Securities, the Company shall (i) ensure that no Registrable Securities are sold “by means of” (as defined in Rule 159A(b) under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the sellers of the Registrable Securities, which Free Writing Prospectus or other materials shall be subject to the review of counsel to such sellers and (ii) make all required filings of all Free Writing Prospectuses or other materials with the Commission as are required;

(e)    notify in writing each Holder promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and, in any such case as promptly as reasonably practicable thereafter, prepare and file an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(f)    use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate their disposition in such jurisdictions; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4.1(f);

(g)    furnish to each Selling Investor such number of copies of a summary Prospectus or other prospectus, including a preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Investors or any underwriter may reasonably request in writing;

(h)    notify on a timely basis each Holder of such Registrable Securities at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Holder, as soon as practicable prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offeree of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)    make available for inspection by the Selling Investors, the Selling Investors’ Counsel or any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Selling Investor or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement and request that the independent public accountants who have certified the Company’s financial statements make themselves available, at reasonable times and for reasonable periods, to discuss the business of the Company. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Information is requested or required pursuant to a subpoena, order from a court of competent jurisdiction or other interrogatory by a governmental entity or similar process; (iii) such Information has been made generally available to the public; or (iv) such Information is or becomes available to such Inspector on a non-confidential basis other than through the breach of an obligation of confidentiality (contractual or otherwise). The Holder(s) of Registrable Securities agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction or by another governmental entity, to the extent legally permitted, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential (provided that no such notice need be given in the case of an ordinary course regulatory audit, exam or inspection of a Holder or its Affiliates or Related Funds);

(j)    in the case of an Underwritten Offering, deliver to the underwriters of such Underwritten Offering a “comfort” letter in customary form and at customary times and covering matters of the type customarily covered by such comfort letters from its independent certified public accountants;

(k)    in the case of an Underwritten Offering, deliver to the underwriters of such Underwritten Offering a written and signed legal opinion or opinions in customary form from its outside or in-house legal counsel dated the closing date of the Underwritten Offering;

(l)    provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities and deliver to such transfer agent and registrar such customary forms, legal opinions from its outside or in-house legal counsel, agreements and other documentation as such transfer agent and/or registrar so request;

(m)    issue to any underwriter to which any Selling Investors may sell Registrable Securities in such offering certificates evidencing such Registrable Securities;

(n)    use its reasonable best efforts to cause such Registrable Securities to be listed on any national securities exchange on which any Common Shares are listed or, if the Common Shares are not listed on a national securities exchange, upon the request of any Holder of the Registrable Securities included in such registration, use its reasonable best efforts to qualify such Registrable Securities for inclusion on such national securities exchange as the Company shall designate;

(o)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, no later than 60 days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act or any successor rule thereto;

(p)    notify the Holders and the lead underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as promptly as reasonably practicable after notice thereof is received by the Company when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed;

(q)    use its reasonable best efforts to prevent the entry of, and use its reasonable best efforts to obtain as promptly as reasonably practicable the withdrawal of, any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;

(r)    promptly incorporate in a prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the lead underwriter or underwriters, if any, and each Selling Investor agree should be included therein relating to the plan of distribution with respect to such class of Registrable Securities, which may include disposition of Registrable Securities by all lawful means, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a public offering; and make all required filings of such prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(s)    cooperate with each Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(t)    provide a CUSIP number or numbers for all such shares, in each case not later than the effective date of the applicable registration statement;

(u)    to the extent reasonably requested by the lead or managing underwriters in connection with an Underwritten Offering (including an Underwritten Offering pursuant to Section 2.1 or Section 2.2), send appropriate officers of the Company to attend any “roadshows” scheduled in connection with any such Underwritten Offering, with all out of pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;

(v)    enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Selling Investor or Selling Investors, as the case may be, owning at least a majority of the Registrable Securities covered by any applicable Registration Statement shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification and contribution to the effect and to the extent provided in Article V hereof, provided, however, that if a Holder becomes a party to any underwriting agreement or related documents, the Holder shall not be required in any such underwriting agreement or related documents to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Holder’s title to Registrable Securities and any written information provided by the Holder to the Company expressly for inclusion in the related Registration Statement, and the liability of any Holder under the underwriting agreement shall be several and not joint and in no event shall the liability of any Holder under the underwriting agreement be greater in amount than the dollar amount of the proceeds received by such Holder under the sale of the Registrable Securities pursuant to such underwriting agreement (net of underwriting discounts and commissions); and

(w)    subject to all the other provisions of this Agreement, use its reasonable best efforts to take all other steps necessary to effect the registration, marketing and sale of such Registrable Securities contemplated hereby.

Section 4.2    Holder Undertakings.

(a)    Free Writing Prospectuses. Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or used or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of Registrable Securities without the prior written consent of the Company and, in connection with any underwritten Public Offering, the underwriters. Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted

Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(b)    Information for Inclusion. Each selling Holder that has requested or will request inclusion of its Registrable Securities in any Registration Statement shall furnish to the Company such information regarding such Holder and its plan and method of distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing to satisfy the form requirements of the applicable Registration Statement pursuant to the rules and regulations of the Commission. The Company may refuse to proceed with the registration of such Holder’s Registrable Securities if such Holder unreasonably fails to furnish such information within a reasonable time after receiving such request.

(c)    Underwritten Public Offering Participation. No Person may participate in any underwritten Public Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form entered into pursuant to this Agreement and (ii) completes and executes all customary questionnaires, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

(d)    Price and Underwriting Discounts. In the case of an underwritten Demand Registration requested by Holders pursuant to this Agreement, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the Holders beneficially owning a majority of the Registrable Securities included in such underwritten Public Offering or otherwise as such Holders may agree amongst themselves.

(e)    Notice Opt-In and Opt-Out. Notwithstanding anything to the contrary in this Agreement, until a Holder makes an affirmative written election (which may be done by checking the box on the applicable signature page hereto), the Company shall not deliver any notice or any information to such Holder that would reasonably be expected to constitute material non-public information (“MNPI”), including any applicable registration notices, or any other information under this Agreement. Upon receipt of a written election to receive such notices or information (an “Opt-In Election”) the Company shall provide to the Holder all applicable notices or information pursuant to this Agreement from the date of such Opt-In Election. At any time following a Holder making an Opt-In Election, such Holder may also make a written election to no longer receive any such notices or information (an “Opt-Out Election”), which election shall cancel any previous Opt-In Election, and, following receipt of such Opt-Out Election, the Company shall not deliver any such notice or information to such Holder from the date of such Opt-Out Election. An Opt-Out Election may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-In Election or Opt-Out Election may revoke such election at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-In Elections and Opt-Out Elections. Should any Holder have made an Opt-In Election and have received a notice or any information that would reasonably be expected to constitute MNPI, such Holder agrees that it shall treat such MNPI as confidential in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to such Holder (the “Policies”) and shall not disclose such MNPI, in each case, without the prior written consent of the Company until such time as such MNPI is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement; provided, that, a Holder may deliver or disclose MNPI (A) to its Affiliates and its Affiliates’ directors, officers, employees, agents, external advisors or legal counsel (collectively, “Representatives”), but solely to the extent such disclosure reasonably relates to its evaluation or exercise of its rights under this Agreement and the sale of any Registrable Securities in connection therewith, and such Representatives are subject to the Policies or agree to hold the MNPI confidential on terms substantially consistent with this Section 4.2(e); (B) when disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (C) when disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement); or (D) when such information becomes available to any such Person from a source other than the Company and such source is not bound by a confidentiality agreement. Notwithstanding the foregoing, to the extent the Company reasonably and in good faith determines that it is necessary to disclose MNPI to a Holder in order to comply with its obligations hereunder (a “Necessary Disclosure”), the Company shall inform counsel to such Holder to the extent such counsel has been identified in writing to the Company in advance of such determination without disclosing the applicable MNPI, and the Company and such counsel on behalf of the applicable Holder shall endeavor to agree upon a process for making such Necessary Disclosure to the applicable Holder or its Representatives that is mutually acceptable to such Holder and the Company (an “Agreed Disclosure Process”). Thereafter, the Company shall be permitted to make such Necessary Disclosure in accordance with the Agreed Disclosure Process. For the avoidance of doubt, notification by the Company pursuant to Section 2.2(a) of this Agreement shall not constitute MNPI for purposes of this Section 4.2(e). In addition, to the extent information to be shared by and/or amongst parties to this Agreement is, or could be deemed to be “inside information”, as this is defined pursuant to the Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (“MAR”), any sharing and handling of such inside information shall be made in accordance with the regulations and subject to the limitations of MAR, and parties involved in sharing or possessing such inside information shall comply with MAR.

Article V

INDEMNIFICATION

Section 5.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its Affiliates, Related Funds and its and their respective officers, directors, managers, partners, members and representatives, and each of their respective successors and assigns, against any losses, claims, damages, liabilities and expenses caused by any violation by the Company of the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with the registration contemplated by a Registration Statement or any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same was made in reliance on and in conformity with any information furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by the Person asserting such loss, claim, damage, liability or expense specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Person and shall survive the transfer of such securities. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holder, if requested.

Section 5.2    Indemnification by Selling Investors. Each Selling Investor agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, the Company’s Controlled Affiliates and its and their respective directors, managers, partners, members and representatives, and each of their respective successors and assigns, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance on and in conformity with any information furnished in writing by such Selling Investor to the Company expressly for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense; provided, that, the obligation to indemnify shall be several, not joint and several, for each Selling Investor and in no event shall the liability of any Selling Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Selling Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 5.3    Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent that it is materially prejudiced by reason of such delay or failure. Any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (c) the indemnified party has reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or (d) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if such Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action or claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (iii) does not commit any indemnified party to take, or hold back from taking, any action. No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, and no indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, in each case which consent shall not be unreasonably withheld, conditioned or delayed.

Section 5.4    Other Indemnification. Indemnification similar to that specified in this Article V (with appropriate modifications) shall be given by the Company and each Selling Investor with respect to any required registration or other qualification of Registrable Securities under federal or state law or regulation of governmental authority other than the Securities Act.

Section 5.5    Contribution. If for any reason the indemnification provided for in Section 5.1 or Section 5.2 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 5.1 and Section 5.2, then (i) the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of the Registrable Securities, provided that, no Selling Investor shall be required to contribute in an amount greater than the dollar amount of the net proceeds received by such Selling Investor with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 5.3, defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 5.5 to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

Article VI

EXCHANGE ACT COMPLIANCE

Section 6.1    Exchange Act Compliance. So long as the Company (a) has a class of securities registered under Section 12 or Section 15 of the Exchange Act and (b) files reports under Section 13 of the Exchange Act, then the Company shall take all actions reasonably necessary to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Section 4(a)(7), Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time or any similar rules or regulations adopted by the Commission, including, without limiting the generality of the foregoing, (i) making and keeping current public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, (ii) filing with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, to the extent so required, and (iii) at the request of any Holder if such Holder proposes to sell securities in compliance with Section 4(a)(7), Rule 144 or Rule 144A, forthwith furnish to such Holder, as applicable, a written statement of compliance with the reporting requirements of the Commission as set forth in such rules and make available to such Holder such information as will enable the Holder to make sales pursuant to Section 4(a)(7), Rule 144 or Rule 144A.

Article VII

MISCELLANEOUS

Section 7.1    Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 7.2    Governing Law; Jurisdiction.

(a)    Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)    In addition, each of the parties to this Agreement irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party to this Agreement or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. Each of the parties to this Agreement hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action or proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties to this Agreement hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 7.2, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (I) the suit, action or proceeding in such court is brought in an inconvenient forum, (II) the venue of such suit, action or proceeding is improper or (III) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties to this Agreement agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 7.6.

Section 7.3    Wavier of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 7.3.

Section 7.4    Other Registration Rights. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with or adversely affect any of the rights provided to the Holders of Registrable Securities in, or conflict (in a manner that adversely affects Holders of Registrable Securities) with any other provisions included in, this Agreement. For the avoidance of doubt, nothing in this Agreement impacts or regulates, nor shall be construed to impact or regulate, the parties’ (parties as from time to time) voting rights related to securities issued by the Company.

Section 7.5    Successors and Assigns. Subject to Section 7.5, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto, each of which, in the case of the Holders, shall agree to become subject to the terms of this

Agreement by executing an Adoption Agreement and be bound to the same extent as the parties hereto. The Company may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Holders of a majority of the Registrable Securities. Subject to Section 2.1(a) and Section 2.2(a), any Holder may, at its election and at any time or from time to time, assign its rights and delegate its duties hereunder, in whole or in part, to any Transferee of such Holder (each, an “Assignee”); provided, that no such assignment shall be binding upon or obligate the Company to any such Assignee unless and until such Assignee delivers the Company an Adoption Agreement. If a Holder assigns its rights under this Agreement in connection with the Transfer of less than all of its Registrable Securities, the Holder shall retain its rights under this Agreement with respect to its remaining Registrable Securities. If a Holder assigns its rights under this Agreement in connection with the Transfer of all of its Registrable Securities, the Holder shall have no further rights or obligations under this Agreement, except under Article V hereof in respect of offerings in which such Holder participated or registrations in which Registrable Securities held by such Holder were included. Any purported assignment in violation of this provision shall be null and void ab initio.

Section 7.6    Notices. Any notice required to be given hereunder shall be in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight (or two-day, if being sent internationally) delivery service (with proof of delivery, with such notice deemed to be given upon receipt), hand delivery (with such notice deemed to be given upon receipt) or by electronic mail transmission (with such notice deemed to have been given at the time of confirmation of transmission, and with such notice to be followed reasonably promptly with a copy delivered by one of the foregoing methods), addressed as follows:

(a)    if to the Company, to:

Seadrill Limited

55 Par-la-Ville Road

Hamilton HM 11, Bermuda

Attention: Grant Creed

Email:   Grant.Creed@seadrill.com;

ContractNotices@seadrill.com

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

910 Louisiana St

Houston, TX 77002

Attention: David Emmons;

Clinton W. Rancher

Telephone: (713) 229-1234

Email: david.emmons@bakerbotts.com;

  clinton.rancher@bakerbotts.com

(b)    if to a Holder, to the contact information set forth under such Holder’s name in Schedule I attached hereto,

with a copy (which shall not constitute notice) to:

Aquadrill LLC

9821 Katy Freeway, Suite 715

Houston, Texas 77024

Attention: Steven L. Newman, CEO

Email: steven.newman@aquadrilloffshore.com

or to such other address as any party shall specify by written notice so given (subject to the proviso of the immediately following sentence), and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or two Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 7.7    Headings. Headings of the articles and sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.8    Additional Parties. Additional parties to this Agreement shall only include each Holder (a) who has executed an Adoption Agreement, in the form attached hereto as Exhibit A, or (b) who (i) is bound by and subject to the terms of this Agreement, and (ii) has adopted this Agreement with the same force and effect as if it were originally a party hereto.

Section 7.9    Adjustments. If, and as often as, there are any changes in the Common Shares or securities convertible into or exchangeable into or exercisable for Common Shares as a result of any reclassification, recapitalization, share split (including a reverse share split), bonus share issues, or subdivision or combination, exchange or readjustment of shares, or any share dividend or share distribution, merger, amalgamation or other similar transaction affecting such Common Shares or such securities, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to such Common Shares or such securities as so changed.

Section 7.10    Entire Agreement. This Agreement (including the exhibits, annexes and schedules to this Agreement) constitutes the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

Section 7.11    Counterparts; Effectiveness. This Agreement may be executed and delivered in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties to this Agreement and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Signatures transmitted by facsimile or other electronic transmission shall be accepted as originals for all purposes of this Agreement.

Section 7.12    Amendment. Other than with respect to amendments to Schedule I attached hereto, which may be amended by the Company from time to time to reflect the Holders at such time, this Agreement may not be amended, modified or supplemented without the written consent of the majority of the Holders (as long as each owns Registrable Securities); provided, however, that, with respect to a particular Holder or group of Holders, any such amendment, supplement, modification or waiver that (a) would materially and adversely affect such Holder or group of Holders in any respect or (b) would disproportionately benefit any other Holder or group of Holders or confer any benefit on any other Holder or group of Holders to which such Holder of group of Holders would not be entitled, shall not be effective against such Holder or group of Holders unless approved in writing by such Holder or the Holders of a majority of the Registrable Securities held by such group of Holders, as the case may be.

Section 7.13    Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any extension or waiver pursuant to this Section 7.13 will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 7.14    Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as the Company may reasonably require in order to effectuate the terms and purposes of this Agreement.

Section 7.15    No Third-Party Beneficiaries. Except pursuant to Article V, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns and other Persons expressly named herein.

Section 7.16    Interpretation. When a reference is made in this Agreement to an article or section, such reference shall be to an article or section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “dollars” or “$” in this Agreement are to United States dollars. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it were drafted by all of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or been deemed to execute this Agreement, on the date first above written.

THE COMPANY:

SEADRILL LIMITED

By:	/s/ Martyn Svensen
Name:	Martyn Svensen
Title:	Vice President, Risk & Insurance

HOLDERS:

[*GoldenTree Holders omitted*]

[*Canyon Holders omitted*]

[*Elliott Holders omitted*]

[*Invesco Holders omitted*]

[*Sculptor Holders omitted*]

[Signature Page to Registration Rights Agreement]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Registration Rights Agreement, dated as of April 3, 2023, a copy of which is attached hereto (as amended, the “Registration Rights Agreement”), by the undersigned (the “Undersigned”) executing this Adoption. Capitalized terms used herein without definition are defined in the Registration Rights Agreement and are used herein with the same meanings set forth therein. By the execution of this Adoption, the Undersigned agrees as follows:

1.    Acknowledgment. The Undersigned acknowledges that the Undersigned is acquiring certain Common Shares, subject to the terms and conditions of the Registration Rights Agreement.

2.    Agreement. The Undersigned (i) agrees that the Common Shares acquired by the Undersigned, and certain other Common Shares and other securities of the Company that may be acquired by the Undersigned in the future, shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Registration Rights Agreement with the same force and effect as if the undersigned were originally a party thereto.

3.    Notice. Any notice required as permitted by the Registration Rights Agreement shall be given to the Undersigned at the address listed beside the Undersigned’s signature below.

4.    Opt-In Election. The undersigned Holder hereby notifies the Company of its decision to either exercise or decline its Opt-In Election by marking the appropriate box below.

•	The undersigned Holder hereby exercises its Opt-In Election.

•	The undersigned Holder hereby declines its Opt-In Election.

[NAME OF HOLDER]	Address for Notices:

By:	[ ]
Name:	[ ]
Title:	Telephone: [ ]
Date:	Email: [ ]

SCHEDULE I

[Omitted]